                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                           --------------------------



                                   FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 12, 1999



                           KELLSTROM INDUSTRIES, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



         Delaware                   0-23764                      13-3753725
--------------------------------------------------------------------------------
(State or Other Jurisdiction      (Commission                  (IRS Employer
    of Incorporation)             File Number)               Identification No.)



           1100 International Parkway, Sunrise, Florida                33323
--------------------------------------------------------------------------------
             (Address of Principal Executive Offices)                (Zip Code)



Registrant's telephone number, including area code:       (954) 845-0427
                                                   -----------------------------



--------------------------------------------------------------------------------
          (Former Name or Former Address; if Changed Since Last Report)

         This Form 8-K/A amends the Form 8-K filed with the Commission on January 14, 1999, relating to the acquisition by Kellstrom Industries, Inc. (the "Company") of all of the issued and outstanding shares of capital stock of Solair, Inc., a Florida corporation ("Solair"), from Banner Aerospace, Inc. This Form 8-K/A amends the information referred to in Item 7 of the Form 8-K.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         The audited financial statements of Solair for the year ended March 31, 1998 and the unaudited financial statements of Solair for the nine months ended December 31, 1998 are attached hereto as Section 7(a) and are incorporated herein by this reference.

     (b)  PRO FORMA FINANCIAL INFORMATION.

         The unaudited pro forma consolidated statements of earnings for the year ended December 31, 1997 and for the nine months ended September 30, 1998, and the pro forma consolidated balance sheet as of September 30, 1998 are attached hereto as Section 7(b) and are incorporated herein by this reference.

     (c)  EXHIBITS.

         The Exhibits to this Form 8-K/A are listed on the Exhibit Index and are incorporated herein by reference.

       INDEX TO FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

     (a)  FINANCIAL STATEMENTS OF SOLAIR

          Independent Auditors' Report
          Balance Sheet of Solair as of March 31, 1998
          Statement of Operations of Solair for the year ended March 31, 1998 Statement of Stockholder's Deficit of Solair for the year ended
            March 31, 1998
          Statement of Cash Flows of Solair for the year ended March 31, 1998 Notes to Financial Statements of Solair for the year ended
            March 31, 1998
          Balance Sheet of Solair as of December 31, 1998 (unaudited) Statement of Operations of Solair for the nine months ended
            December 31, 1998 and 1997 (unaudited)
          Statement of Stockholder's Deficit for the nine months ended
            December 31, 1998 and 1997 (unaudited)
          Statement of Cash Flows for the nine months ended December 31, 1998 and 1997 (unaudited)
          Notes to Financial Statements or Solair for the nine months ended
            December 31, 1998 (unaudited)

     (b)  PRO FORMA FINANCIAL INFORMATION OF KELLSTROM (UNAUDITED)

          Pro Forma Consolidated Statement of Earnings for the year ended
            December 31, 1997 (unaudited)
          Pro Forma Consolidated Balance Sheet as of September 30, 1998
            (unaudited)
          Pro Forma Consolidated Statement of Earnings for the nine months ended September 30, 1998 (unaudited)

                          INDEPENDENT AUDITORS' REPORT

The Stockholder
Solair, Inc.:

We have audited the accompanying consolidated balance sheet of Solair, Inc. and subsidiary as of March 31, 1998 and the related consolidated statements of operations, stockholder's deficit, and cash flows for the year then ended. The consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Solair, Inc. and subsidiary as of March 31, 1998, and the results of their operations and their cash flows for the year ended March 31, 1998, in conformity with generally accepted accounting principles.


                                                       KPMG LLP

Ft. Lauderdale, Florida
March 15, 1999

                                  SOLAIR, INC.

                           Consolidated Balance Sheet

                                 March 31, 1998


ASSETS

Current assets:
 Trade receivables, net of allowances for returns and doubtful
  accounts of $6,177,060                                               $ 20,869,847
 Inventories                                                             32,946,712
 Prepaid expenses and other assets                                        1,345,391
                                                                       ------------
    Total current assets                                                 55,161,950
                                                                       ------------
Property and equipment, net                                               1,199,496
                                                                       ------------
    Total assets                                                       $ 56,361,446
                                                                       ============

LIABILITIES AND STOCKHOLDER'S DEFICIT

Current liabilities:
 Bank overdraft                                                        $    985,076
 Accounts payable                                                        14,384,990
 Accrued expenses                                                         1,567,935
 Due to affiliates                                                          453,849
 Due to Parent                                                           57,025,646
                                                                       ------------
    Total liabilities                                                    74,417,496
                                                                       ------------
Stockholder's deficit:
 Common stock, $1 par value; 7,500 shares authorized;
  800 shares issued and outstanding                                             800
 Additional paid-in capital                                              16,226,574
 Accumulated deficit                                                    (34,283,424)
                                                                       ------------

    Total stockholder's deficit                                         (18,056,050)
                                                                       ------------
Commitments and contingencies



    Total liabilities and stockholder's deficit                        $ 56,361,446
                                                                       ============

See accompanying notes to consolidated financial statements.

                                  SOLAIR, INC.

                      Consolidated Statement of Operations

                       For the year ended March 31, 1998



Net sales                                                  $ 75,295,858

Cost of sales                                                61,052,592
Inventory write-down                                         14,027,176
                                                           ------------
   Gross profit                                                 216,090

Selling, general and administrative expenses                 16,073,459
                                                           ------------
   Loss from operations                                     (15,857,369)

Interest expense                                             (3,726,362)
Interest income                                                  28,852
                                                           ------------
   Loss before income tax benefit                           (19,554,879)

Income tax benefit                                                   --
                                                           ------------
   Net loss                                                $(19,554,879)
                                                           ============


See accompanying notes to consolidated financial statements.

                                  SOLAIR, INC.

                Consolidated Statement of Stockholder's Deficit

                       For the year ended March 31, 1998


                                                         Additional                        Total
                                     Common     Common     paid-in     Accumulated      stockholder's
                                     shares     stock      capital       deficit          deficit
                                     ------     ------   ----------    -----------     -------------
Beginning balance, March 31, 1997      800       $800    14,865,974    (14,728,545)         138,229

  Capital contribution                  --         --     1,360,600            --         1,360,600

  Net loss                              --         --            --    (19,554,879)     (19,554,879)
                                      ----      -----   -----------    -----------      -----------

Ending balance, March 31, 1998         800       $800    16,226,574    (34,283,424)     (18,056,050)
                                      ====      =====   ===========    ===========      ===========



See accompanying notes to consolidated financial statements.

                                  SOLAIR, INC.

                      Consolidated Statement of Cash Flows

                       For the year ended March 31, 1998


Cash flows from operating activities:
  Net loss                                                       $(19,554,879)
  Adjustments to reconcile net income to net cash used in
   operating activities:
    Inventory write-down                                           14,027,176
    Depreciation                                                      365,767
    Provision for returns and doubtful accounts                     1,274,467
  Changes in operating assets and liabilities:
    Increase in trade receivables, net                             (8,958,029)
    Increase in inventories                                       (17,900,359)
    Increase in prepaid expenses                                     (578,242)
    Increase in accounts payable                                    9,569,296
    Decrease in accrued expenses                                   (1,200,349)
    Increase in bank overdraft                                         47,381
    Increase in due to affiliates                                      33,210
    Increase in due to Parent                                         170,731
                                                                 ------------
       Net cash used in operating activities                      (22,703,830)
                                                                 ------------

  Cash flows from investing activities:
    Purchase of property and equipment                             (1,004,319)
    Proceeds from notes receivable                                    210,554
                                                                 ------------
       Net cash used in investing activities                         (793,765)

  Cash flows from financing activities:
    Borrowings from Parent                                         65,986,848
    Capital contributed by Parent                                   1,294,200
    Payments on amounts due to Parent                             (43,783,453)
                                                                 ------------
       Net cash provided by financing activities                   23,497,595
                                                                 ------------
  Net increase (decrease) in cash and cash equivalents                    --

  Cash and cash equivalents, beginning of year                            --
                                                                 ------------
  Cash and cash equivalents, end of year                         $        --
                                                                 ============
  Supplemental disclosure of cash flow information:
   Interest paid to Parent during the year                       $  3,555,833
                                                                 ============


See accompanying notes to consolidated financial statements.

                                  SOLAIR, INC.

                        Consolidated Financial Statements

                                 March 31, 1998


(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (A)    DESCRIPTION OF BUSINESS

              Solair, Inc. ("Solair" or the "Company") was incorporated in the state of Florida on March 7, 1980. The Company is a wholly-owned subsidiary of Banner Aerospace, Inc. ("Banner" or the "Parent"). The principal business of the Company is the purchasing, refurbishing (through subcontractors), reselling, and exchanging of aircraft parts. The Company's customers are comprised of both domestic and international commercial airlines, repair facilities and brokers.

              On December 31, 1998, the Company was acquired by Kellstrom Industries, Inc. ("Kellstrom"). In connection with this acquisition, the Company's due to Parent and due to affiliates were not assumed by Kellstrom. As a result of the acquisition, Solair will be a wholly-owned subsidiary of Kellstrom.

       (B)    PRINCIPLES OF CONSOLIDATION

              The accompanying consolidated financial statements include the accounts of Banner Aerospace - U.K., Inc. wholly owned subsidiary of Solair. All significant inter-company accounts have been eliminated.

       (C)    REVENUE RECOGNITION

              Sales and related cost of sales are recognized primarily upon shipment of products and performance of services net of an estimated allowance for sales returns.

       (D)    CASH AND CASH EQUIVALENTS

              The Company considers cash and all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

       (E)    INVENTORIES

              Inventories are stated at the lower of cost or market. Cost is primarily determined using the specific identification method for individual part purchases and on an allocated cost basis for bulk purchases. Inventories are primarily comprised of new, refurbished and as removed aircraft parts.

              The Company's management performs an analysis of its inventories to identify obsolete and slow moving parts. This analysis includes a review of historical sales activity, current market conditions, and other circumstances which may indicate an impairment of inventories. During the year ended March 31, 1998, the Company wrote-down its inventories by $14,027,176.

       (F)    PROPERTY AND EQUIPMENT

              Equipment is stated at cost. Depreciation on equipment is calculated on the straight-line method over the following estimated useful lives: machinery equipment - seven years; furniture and fixtures - five years; vehicles - four years; leasehold improvements - the shorter of the life of the improvement or lease term.


                                                                   (Continued)

                                  SOLAIR, INC.

                        Consolidated Financial Statements

                                 March 31, 1998

       (G)    INCOME TAXES

              The Company joins with its Parent and affiliates in filing consolidated U.S. federal and state income tax returns. For financial reporting purposes, Solair calculates its income taxes as if Solair filed its federal and state income tax returns on a stand alone basis. Any differences between tax expense (or benefit) allocated and payments made (or received from) the Parent for tax expense (or benefit) are treated as capital transactions. For the year ended March 31, 1998, capital contributions from the Parent as a result of tax benefits allocated to Solair were $1,360,600.

              The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       (H)    FINANCIAL INSTRUMENTS

              The fair value of financial instruments, including bank overdraft, accounts receivable, accounts payable, accrued expenses, and amount due to Parent approximate fair value due to the short maturities of these instruments.

       (I)    USE OF ESTIMATES

              Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. The primary estimates underlying the Company's consolidated financial statements include allowances for returns, doubtful accounts and valuations of inventories. Actual results could differ from those estimates.

       (J) IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF

              In accordance with the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" management of the Company reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

                                                                   (Continued)

                                  SOLAIR, INC.

                        Consolidated Financial Statements

                                 March 31, 1998

       (K)    RECENT ACCOUNTING PRONOUNCEMENTS

              In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. SFAS No. 130 is effective for fiscal years beginning after December 31, 1997. Management does not anticipate a significant impact of the adoption of SFAS No. 130 on the Company's consolidated financial position, results of operations or cash flows. Comprehensive income equaled net income for the year ended March 31, 1998.

(2)    PROPERTY AND EQUIPMENT, NET

       Property and equipment, net at March 31, 1998 consists of the following:

          Furniture and fixtures                                 $   1,713,367
          Leasehold improvements                                       699,641
          Machinery and equipment                                      316,916
          Vehicles                                                      58,370
                                                                 -------------
                                                                     2,788,294

          Accumulated depreciation                                   1,588,798
                                                                 -------------
                                                                 $   1,199,496
                                                                 =============

       Depreciation expense for the year ended March 31, 1998 was $365,767.

(3)    INCOME TAXES

       Income tax benefit for the year ended March 31, 1998 is $-0-.

       The following is a reconciliation of the "expected" income tax benefit (computed by applying the U.S. federal corporate income tax rate of 35 percent to loss before income taxes) and the actual income tax benefit for the year ended March 31, 1998.

         Computed "expected" income tax benefit                   $  (6,844,208)
         Increase (reduction) in income taxes resulting from:
         Change in valuation for deferred tax asset                   7,747,014
         State income taxes, net of federal income tax benefit         (463,328)
         Disallowance of meal and entertainment expense                  38,940
         Other, net                                                    (478,418)
                                                                  -------------
                                                                  $          --
                                                                  =============



                                                                   (Continued)

                                  SOLAIR, INC.

                        Consolidated Financial Statements

                                 March 31, 1998


       As of March 31, 1998, the Company had a total net deferred tax asset of $-0-. The tax effects of temporary differences between financial statement carrying amounts and tax basis of assets that give rise to significant portions of the deferred tax assets as of March 31, 1998 were as follows:

       Deferred tax assets:
       Inventories                                                                       10,492,115
       Accounts receivable, principally due to allowance for returns
         and doubtful accounts                                                            2,385,620
       Net operating loss carryforwards                                                   1,716,605
       Compensated absences, principally due to accrual for
         financial reporting purposes                                                       134,501
       Property and equipment, principally due to differences
         in depreciation                                                                    113,778
       Other                                                                                 76,335
                                                                                    ---------------
                         Total gross deferred tax assets                                 14,918,954
                         Less valuation allowance                                       (14,918,954)
                                                                                    ---------------
                         Net deferred tax assets                                                 --


       The valuation allowance for deferred tax assets at March 31, 1998 was $14,918,954. The net change in the total valuation allowance for the year ended March 31, 1998 was an increase of $7,747,014.

       At March 31, 1998, the Company has net operating loss for federal and state income tax purposes of $3,252,315, which are available to offset future federal taxable income, if any, through 2013. In addition to the net operating loss generated during the year ended March 31, 1998, the Company also has a Florida net operating loss for prior years of $8,379,616 expiring beginning in 2010 through 2012.

(4)    DUE TO PARENT

       The Company is a co-borrower under the terms and conditions of a line of credit agreement (the "Agreement") along with the Parent and other affiliated companies. The Company's and its subsidiary's issued and outstanding shares are pledged as collateral under the Agreement. At March 31, 1998, the Parent's available line of credit and amount drawn down were approximately $72.6 million and $48.9 million, respectively. Amounts due to Parent at March 31, 1998, represent principal and interest of $56,734,729 and $450,860, respectively, net of other receivable due from Parent in the amount of $159,943. The borrowings under the line with Parent bear interest at the Parent's effective borrowing rate payable monthly. The Parent's effective borrowing rate at March 31, 1998 was 9.8 percent. Interest expense related to amount due to Parent were approximately $3,726,000 for the year ended March 31, 1998.

       In connection with the acquisition of Solair by Kellstrom, Solair is no longer a borrower nor are the Company's and its subsidiary's shares pledged as collateral under the terms of the Agreement.

                                                                   (Continued)

                                  SOLAIR, INC.

                        Consolidated Financial Statements

                                 March 31, 1998


(5)    COMMITMENTS AND CONTINGENCIES

       The Company has several operating leases for facilities that expire over varying years. These leases generally require the Company to pay all executory costs such as maintenance and insurance and provide for early termination at stipulated values. Future minimum lease payments under operating lease agreements having an initial or remaining non-cancelable term in excess of one year as of March 31, 1998 are as follows:

                1999                                 $       598,950
                2000                                         535,226
                2001                                         502,906
                2002                                         496,062
                2003 and thereafter                          346,288
                                                         ---------------
                                                     $     2,479,432
                                                         ===============

       The Company is involved in various claims and lawsuits incidental to its business. In the opinion of management, these claims and lawsuits, in the aggregate, will not have a material adverse effect on the Company's consolidated financial condition, results of operations or its cash flows.

(6)    RELATED PARTY TRANSACTIONS

       The Company and its employees participate in the Parent's defined contribution plan covering substantially all of its employees. The Company matches 50 percent of the employee's contribution up to the first 6 percent contributed by the employee (the "Employer's Matching"). The Employer's Matching expense for the year ended March 31, 1998 was $75,575. Included in accrued expenses as of March 31, 1998 is $30,043 related to the Company's employee contributions and Employer Matching to the Parent's defined contribution plan.

       The Company incurred and paid approximately $540,000 to the Parent for management fees. Such fees are charged to selling, general and administrative expenses as incurred.

       The Company has entered into various purchase and sales transactions with affiliated companies. During the year ended March 31, 1998, purchases from and sales to affiliates were approximately $964,000 and $144,000, respectively. Amounts due to affiliated companies at March 31, 1998 is $453,849.


                                                                   (Continued)

                                  SOLAIR, INC.

                        Consolidated Financial Statements

                                 March 31, 1998


(7)    BUSINESS AND CREDIT CONCENTRATIONS

         The Company's business is impacted by the general economic conditions of the commercial aviation industry. Airlines and other operators recognize the need to cut costs, shift inventory requirements, and conserve capital to sustain profitability. The Company's industry is also subject to regulation by various governmental agencies with responsibilities over civil aviation. Increased regulations imposed by organizations such as the Federal Aviation Administration may significantly affect industry operations. Accordingly economic and regulatory changes in the marketplace may significantly affect management's estimates and future performance.

         The financial instrument which potentially subjects the Company to concentrations of credit risk is accounts receivable. The Company estimates an allowance for doubtful accounts based on the creditworthiness of its customers as well as general economic conditions and generally requires no collateral from its customers. The allowance for doubtful accounts is based on the expected collectibility of all accounts receivable. Consequently, an adverse change in those factors could affect the Company's estimate of its bad debts.

         The Company operates in one reportable business segment in accordance with SFAS 131.

         Export sales by geographic area for the fiscal year ended March 31, 1998, were as follows:

           Asia                              $     11,437,000
           Europe                                   6,932,000
           Latin America                            6,149,000
           Canada                                     637,000
           Other                                      981,000
                                                 ---------------
                                             $     26,136,000
                                                 ===============


(8)    YEAR 2000

       The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define a specific year. Absent corrective actions, a computer program that has date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations causing disruptions to various activities and operations.


                                                                  (Continued)

                                  SOLAIR, INC.

                        Consolidated Financial Statements

                                 March 31, 1998



       Banner initiated a plan to identify, assess and remediate potentially significant exposures to the Company as a result of the Year 2000 Issue. As a result of the acquisition of Solair by Kellstrom, this plan was suspended. In connection with the acquisition, Kellstrom is including Solair in its Year 2000 Issues plan. Subsequent to the sale of the Company, Kellstrom initiated preliminary evaluations of Solair's principal computer systems, applications, and other potential exposures. In addition, the Company currently plans to verify that Year 2000 interruptions will not occur in the company's supply chain that would cause interference with normal operations. However, the Company has not yet developed comprehensive plans nor initiated formal communications with significant customers and vendors. The Company has not yet determined the total cost of remediating identified Year 2000 Issues. Accordingly, there can be no assurance that the Company's operations will not be impacted by Year 2000 issues, nor that the costs associated with remediating identified exposures would not have a material adverse effect on the Company's business, results of operations, or financial condition.

                                  SOLAIR, INC.

                     Condensed Consolidated Balance Sheet

                                December 31, 1998
                                  (unaudited)

                                                                                 1998
                                                                            ------------
                                     ASSETS

Current assets:
    Trade receivables, net of allowances for returns and doubtful
       accounts of $7,432,131                                               $  7,290,889
    Inventories                                                               41,371,604
    Prepaid expenses and other assets                                            181,317
                                                                            ------------
            Total current assets                                              48,843,810
                                                                            ------------
Property and equipment, net                                                    1,413,210
                                                                            ------------

            Total assets                                                    $ 50,257,020
                                                                            ============

                     LIABILITIES AND STOCKHOLDER'S DEFICIT

Current liabilities:
    Bank overdraft                                                          $  1,287,872
    Accounts payable                                                           5,471,384
    Accrued expenses                                                             885,902
    Due to affiliates                                                            934,746
    Due to Parent                                                             68,133,953
                                                                            ------------
            Total liabilities                                                 76,713,857
                                                                            ------------

Stockholder's deficit:
    Common stock, $1 par value; 7,500 shares authorized;
       800 shares issued and outstanding                                             800
    Additional paid-in capital                                                18,111,474
    Accumulated deficit                                                      (44,569,111)
                                                                            ------------
            Total stockholder's deficit                                      (26,456,837)
                                                                            ------------
Commitments and contingencies

            Total liabilities and stockholder's deficit                     $ 50,257,020
                                                                            ============





See accompanying notes to unaudited condensed consolidated financial statements.

                                  SOLAIR, INC.

                 Condensed Consolidated Statement of Operations

              For the nine-months ended December 31, 1998 and 1997
                                   (unaudited)


                                                                         1998                1997
                                                                     ------------        -----------
Net sales                                                            $ 47,700,111         53,345,665

Cost of sales                                                          34,890,678         41,364,777
Inventory write-down                                                    5,628,643         14,027,176
                                                                     ------------        -----------

          Gross profit (loss)                                           7,180,790         (2,046,288)

Selling, general administrative, other income and expenses             13,372,640         12,177,725
                                                                     ------------        -----------

          Loss from operations                                         (6,191,850)       (14,224,013)

Interest income                                                           165,858              4,188
Interest expense                                                       (4,259,695)        (2,506,377)
                                                                     ------------        -----------

          Loss before income tax benefit                              (10,285,687)       (16,726,202)
                                                                     ------------        -----------

Income tax benefit                                                             --                 --
                                                                     ------------        -----------
          Net loss                                                   $(10,285,687)       (16,726,202)
                                                                     ============        ===========




See accompanying notes to unaudited condensed consolidated financial statements.

                                  SOLAIR, INC.

            Condensed Consolidated Statement of Stockholder's Deficit

                   For the nine-months ended December 31, 1998
                                  (unaudited)

                                                                          Additional                          Total
                                           Common          Common          paid-in       Accumulated       stockholder's
                                           shares          stock           capital         deficit            deficit
                                          --------      -----------       ----------      -----------      --------------
Beginning balance, March 31, 1998              800      $       800       16,226,574      (34,283,424)      (18,056,050)

    Capital contribution                        --               --        1,884,900               --         1,884,900

    Net loss                                    --               --               --      (10,285,687)      (10,285,687)
                                          --------      -----------       ----------      -----------       -----------

Ending balance, December 31, 1998              800      $       800       18,111,474      (44,569,111)      (26,456,837)
                                          ========      ===========       ==========      ===========       ===========





See accompanying notes to unaudited condensed consolidated financial statements.

                                  SOLAIR, INC.

            Condensed Consolidated Statement of Stockholder's Deficit

                   For the nine-months ended December 31, 1997
                                   (unaudited)

                                                                          Additional                          Total
                                           Common          Common          paid-in        Accumulated      stockholder's
                                           shares          stock           capital          deficit           deficit
                                           -------      -----------       ----------      -----------       -----------
Beginning balance, March 31, 1997              800      $       800       14,865,974      (14,728,545)          138,229

    Capital contribution                        --               --          740,600               --           740,600

    Net loss                                    --               --               --      (16,726,202)      (16,726,202)
                                           -------      -----------       ----------      -----------       -----------
Ending balance, December 31, 1997              800      $       800       15,606,574      (31,454,747)      (15,847,373)
                                           =======      ===========       ==========      ===========       ===========





See accompanying notes to unaudited condensed consolidated financial statements.

                                  SOLAIR, INC.

                 Condensed Consolidated Statements of Cash Flows

           For the nine-month period ended December 31, 1998 and 1997
                                  (unaudited)


                                                                      1998                 1997
                                                                  ------------          ---------
Cash flows from operating activities:
    Net loss                                                      $(10,285,687)       (16,726,202)
    Adjustments to reconcile net income to net cash used in
       operating activities:
          Inventory write-down                                       5,628,643         14,027,176
          Depreciation                                                 342,738            227,960
          Provision for returns and doubtful accounts                1,562,328          1,014,362
       Changes in operating assets and liabilities:
          (Increase) decrease in trade receivables, net             12,016,630         (2,282,365)
          Increase in inventories                                  (14,053,535)        (8,103,754)
          (Increase) decrease in prepaid expenses                    1,164,074         (3,092,879)
          Increase (decrease) in accounts payable                   (8,913,606)         4,095,752
          Increase (decrease) in accrued expenses                     (682,033)         1,392,757
          Increase in bank overdraft                                   302,796            727,503
          Increase (decrease) in due to affiliates                     480,897            (83,433)
          Increase in due to Parent                                     27,395             28,349
                                                                  ------------          ---------

                   Net cash used in operating activities           (12,409,360)        (8,774,774)
                                                                  ------------          ---------

Cash flows from investing activities:
    Purchase of property and equipment                                (556,452)          (780,847)
    Proceeds from notes receivable                                          --            210,554
                                                                  ------------          ---------

                   Net cash used in investing activities              (556,452)          (570,293)

Cash flows from financing activities:
    Borrowings from Parent                                          52,986,602         46,713,522
    Capital contributed by Parent                                    2,037,443            975,900
    Payments on amounts due to Parent                              (42,058,233)       (38,344,355)
                                                                  ------------          ---------

                   Net cash provided by financing activities        12,965,812          9,345,067
                                                                  ------------          ---------

Net increase (decrease) in cash and cash equivalents                        --                 --

Cash and cash equivalents, beginning of year                                --                 --
                                                                  ------------          ---------

Cash and cash equivalents, end of year                            $         --                 --
                                                                  ============          =========
Supplemental disclosure of cash flow information:
    Interest paid to Parent during the year                       $  4,228,241          2,530,538
                                                                  ============          =========




See accompanying notes to unaudited condensed consolidated financial statements.

                                  SOLAIR, INC.

              Notes to Condensed Consolidated Financial Statements

                           December 31, 1998 and 1997
                                   (unaudited)


(1)    BASIS OF PRESENTATION

       The accompanying condensed consolidated financial statements have been prepared by Solair, Inc. (the "Company") without audit, pursuant to generally accepted accounting principles. Certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted. These condensed financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's March 31, 1998 consolidated financial statements.

       In the opinion of management of the Company, the condensed consolidated financial statements reflect all adjustments (which consist only of normal recurring adjustments) necessary to present the condensed consolidated financial position of Solair, Inc. as of December 31, 1998 and the condensed consolidated results of operations, condensed consolidated statements of accumulated stockholder's deficit and the condensed consolidated statements of cash flows for the nine-month period ended December 31, 1998 and 1997. The results of operations for such interim periods are not necessarily indicative of the results for the full year.

(2)    ACQUISITION

       On December 31, 1998, the Company was acquired by Kellstrom Industries, Inc. ("Kellstrom"). In connection with this acquisition, the Company's due to Parent and due to affiliates were not assumed by Kellstrom.

(b)  PRO FORMA FINANCIAL INFORMATION.

The pro forma consolidated balance sheet of the Company as of September 30, 1998 is based on the historical balance sheet of the Company and has been adjusted to reflect the acquisition of Solair as though the companies had combined on September 30, 1998. The pro forma consolidated statements of earnings for the year ended December 31, 1997 and the nine months ended September 30, 1998 are based on historical financial statements of the Company and have been adjusted to reflect the acquisitions of Aero Support Holdings, Inc. ("Aero Support"), Integrated Technologies Holdings, Corp. ("ITC"), Aerocar Aviation Corp. and Aerocar Parts, Inc. (collectively, "Aerocar"), and Solair as though the companies had combined at the beginning of the periods being reported.

The pro forma consolidated financial information does not purport to be indicative of results that would have occurred had the acquisitions been in effect for the period presented, nor does it purport to be indicative of the results that will be obtained in the future. The pro forma consolidated financial information is based on certain assumptions and adjustments described in the notes hereto and should be read in conjunction therewith.

The pro forma consolidated statements of earnings for the year ended December 31, 1997 and nine months ended September 30, 1998 reflect the effect of the Company's recent secondary public offering of common stock and convertible subordinated notes.

                           KELLSTROM INDUSTRIES, INC.
                  Pro Forma Consolidated Statement of Earnings
                          Year Ended December 31, 1997
                                  (Unaudited)

                                                                               HISTORICAL
                                              ----------------------------------------------------------------------------
                                                KELLSTROM    AERO SUPPORT(A)     ITC(B)        AEROCAR(C)        SOLAIR
                                              ------------    --------------  ------------    -----------     ------------
Sales of aircraft and engine parts, net       $ 71,534,539    $ 20,041,644    $ 28,214,141    $ 31,693,131    $ 75,295,858
Rental revenues                                  7,904,610              --         738,636      10,784,562              --
                                              ------------    ------------    ------------    ------------    ------------
  Total revenues                                79,439,149      20,041,644      28,952,777      42,477,693      75,295,858

Cost of goods sold                             (46,800,589)    (13,162,382)    (17,034,996)    (11,957,687)    (61,052,592)

Inventory write-down (See Below)                        --              --              --              --     (14,027,176)
Depreciation of equipment under
  operating leases                              (4,594,399)             --        (449,673)     (3,025,095)             --
Selling general and administrative
  expenses                                      (8,877,598)     (3,690,856)     (5,615,848)     (4,600,069)    (15,707,692)

Depreciation and amortization                   (1,555,673)        (68,583)        (12,758)        (31,592)       (365,767)
                                                        --              --              --              --              --
                                                        --              --              --              --              --
                                              ------------    ------------    ------------    ------------    ------------
  Total operating expenses                     (61,828,259)    (16,921,821)    (23,113,275)    (19,614,443)    (91,153,227)

Operating income                                17,610,890       3,119,823       5,839,502      22,863,250     (15,857,369)

Interest expense, net of interest
  income                                        (3,991,212)       (197,011)       (481,812)        (92,108)     (3,697,510)
                                                        --              --              --              --              --
Expenses related to the sale of business                --              --              --              --              --
                                              ------------    ------------    ------------    ------------    ------------
Income before income taxes                      13,619,678       2,922,812       5,357,690      22,771,142     (19,554,879)

Income taxes                                    (5,077,159)       (196,401)             --              --              --
                                              ------------    ------------    ------------    ------------    ------------

Net income                                    $  8,542,519    $  2,726,411    $  5,357,690    $ 22,771,142    $(19,554,879)
                                              ============    ============    ============    ============    ============
Earnings per common share - basic             $       1.18
                                              ============
Earnings per common share - diluted           $       0.95
                                              ============
Weighted average number of common
  shares outstanding - basic                     7,266,534
                                              ============
Weighted average number of common
  shares outstanding - diluted                   9,394,439
                                              ============


                                                PRO FORMA         PRO FORMA         PRO FORMA         PRO FORMA        PRO FORMA
                                              ADJUSTMENTS(D)    ADJUSTMENTS(E)    ADJUSTMENTS(F)    ADJUSTMENTS(G)     COMBINED
                                              --------------    --------------    --------------    --------------    ------------
Sales of aircraft and engine parts, net       $ (6,817,932)      $         --      $(20,300,000)     $         --     $ 199,661,381
Rental revenues                                         --                 --                --                --        19,427,808
                                              ------------       ------------      ------------      ------------     -------------
  Total revenues                                (6,817,932)                --       (20,300,000)               --       219,089,189

Cost of goods sold                               4,161,267                 --         4,286,710                --      (139,958,940)
                                                                                      1,601,329
Inventory write-down (See Below)                        --                 --                --                --       (14,027,176)
Depreciation of equipment under
  operating leases                                      --                 --           557,877                --        (7,511,290)
Selling general and administrative
  expenses                                         856,045            152,272          (938,259)          540,000       (35,077,609)
                                                                                      2,804,396

Depreciation and amortization                       16,500                 --                            (280,302)       (3,011,109)
                                                  (659,517)          (211,853)               --                --                --
                                                   158,436                 --                --                --                --
                                              ------------       ------------      ------------      ------------     -------------
  Total operating expenses                       4,532,731            (59,581)        8,312,053           259,698      (199,586,124)

Operating income                                (2,285,201)           (59,581)      (11,987,947)          259,698        19,503,065

Interest expense, net of interest
  income                                           197,011         (2,129,325)       (4,123,059)        3,726,362       (15,365,956)
                                                (1,070,437)           481,812                --        (3,988,667)               --
Expenses related to the sale of business                --                 --           321,461                --           321,461
                                              ------------       ------------      ------------      ------------     -------------
Income before income taxes                      (3,158,627)        (1,707,094)      (15,789,545)           (2,607)        4,458,570

Income taxes                                       284,308         (1,360,873)       (2,602,608)        7,294,340        (1,658,393)
                                              ------------       ------------      ------------      ------------     -------------

Net income                                    $ (2,874,319)      $ (3,067,967)     $(18,392,153)     $  7,291,733     $   2,800,177
                                              ============       ============      ============      ============     =============
Earnings per common share - basic                                                                                     $        0.27
                                                                                                                      =============
Earnings per common share - diluted                                                                                   $        0.22
                                                                                                                      =============
Weighted average number of common
  shares outstanding - basic                                                                                             10,429,034
                                                                                                                      =============
Weighted average number of common
  shares outstanding - diluted                                                                                           12,556,939
                                                                                                                      -------------


Solair's historical results for the year ended March 31, 1998 reflect a charge to income of $14.0 million for the write-down of inventory. Since this charge is not expected to recur, if it was excluded from the pro forma statement of earnings for the year ended December 31, 1997 net income would be $11.6 million and earnings per share on a basic and diluted basis would be $1.11 and $0.92, respectively.

                          KELLSTROM INDUSTRIES, INC.
            Notes to Pro Forma Consolidated Statement of Earnings
                                 (Unaudited)

(A) The Registrant acquired substantially all of the assets, and assumed certain of the liabilities, of Aero Support USA, Inc. ("Aero Support") in September 1997 (the "Aero Support Acquisition"). For complete financial statements of Aero Support and certain pro forma financial information, see the Form 8-K filed by the Registrant on September 24, 1997, as amended on November 24, 1997 and February 27, 1998.

(B) The Registrant acquired all of the assets, and assumed certain of the liabilities, of Integrated Technology Corp. ("ITC") on April 1, 1998 (the "ITC Acquisition"). For complete financial statements of ITC and certain pro forma financial information, see the Form 8-K filed by the Registrant on May 18, 1998.

(C) The Registrant purchased all of the outstanding capital stock of Aerocar Aviation Corp., ("Aerocar Aviation") and Aerocar Parts, Inc. ("Aerocar Parts," together with Aerocar Aviation, "Aerocar") in June 1998. For complete financial statements of Aerocar Aviation and Aerocar Parts, and certain pro forma financial information, see the two Form 8-K's filed by the Registrant on May 18, 1998, as amended on June 30, 1998.

(D) For the purpose of presenting the pro forma consolidated statement of earnings, the following adjustments have been made for the Aero support acquisition:

                                                                                                                     Year Ended
                                                                                                                  December 31, 1997
                                                                                                                  -----------------
Increase (decrease) in income:
Reversal of Aero Support revenues for the period September 10, 1997 to December 31, 1997                       $     (6,817,932)
Reversal Of Aero Support cost of goods sold for the period September 10, 1997 to December 31, 1997                    4,161,267
Reversal of Aero Support selling, general and administrative expenses September 10, 1997 to December 31, 1997           856,045
Reversal of Aero Support depreciation and amortization for the period September 10, 1997 to December 31, 1997            16,500
Amortization of goodwill and non-complete agreement related to Aero Support acquisition                                (659,517)
Elimination of leasehold amortization expense for assets not acquired                                                   158,436
Reduction in interest expense due to pay-off of debt on Aero Support line of credit                                     197,011
Interest expense on acquisition debt and debt incurred to repay existing Aero Support line of credit                 (1,070,437)
                                                                                                              -----------------
                                                                                                                     (3,158,627)
Tax effect of pro forma adjustments and impact of acquisition on the provision for income taxes                         284,308
                                                                                                              -----------------
Net adjustment                                                                                                $      (2,874,319)
                                                                                                              =================


(E) For the purpose of presenting the pro forma consolidated statement of earnings, the following adjustments have been made for the ITC acquisition:

                                                                                                                      Year Ended
                                                                                                                  December 31, 1997
                                                                                                                  -----------------
Increase (decrease) in income:

Amortization of goodwill and non-compete agreement related to ITC acquisition                                  $        (211,853)
Reduction in selling, general and administrative expense due to elimination of pepnsion expense                          152,272
Reduction in interest expense due to pay-off of debt on ITC line of credit                                               481,812
Interest expense on acquisition debt and debt incurred on ITC's line of credit                                        (2,129,325)
                                                                                                               -----------------
                                                                                                                      (1,707,094)
Tax effect of pro forma adjustments and impact of acquisition on the provision for income taxes                       (1,360,873)
                                                                                                               -----------------
Net adjustment                                                                                                 $      (3,067,967)
                                                                                                               =================


(F) For the purpose of presenting the pro forma consolidated statement of earnings, the following adjustments have been made for the Aerocar Aviation and Aerocar Parts acquisitions:
(Note regarding final purchase price allocation)


                                                                                                                     Year Ended
                                                                                                                  December 31, 1997
                                                                                                                  -----------------
Increase (decrease) in income:

Reversal of Aerocar Aviation revenues for sales to Kellstrom Industries, Inc.                                       $ (20,300,000)
Reversal in cost of goods sold for sales to Kellstrom Industries, Inc.                                                  4,286,710
Reduction in cost of goods sold for sale of equipment previously owned by Aeroca                                        1,601,329
Reduction in depreciation expense from sales to Kellstrom Industries, Inc.                                                557,877
Amortization of goodwill and non-compete related to Aerocar Aviation and Aerocar                                         (938,259)
Elimination of Aerocar Aviation and Aerocar Parts officer's salary and bonus                                            2,804,396
Increase in interest expense from acquisition debt                                                                     (4,123,059)
Reduction in interest expense due to pay-off of debt on Aerocar Aviation and Aerocar Parts line-of-credit                 321,461
                                                                                                                    -------------
                                                                                                                      (15,789,545)
Tax effect of pro forma adjustments and impact of acquisition on the provision for income taxes                        (2,602,608)
                                                                                                                    -------------
Net adjustments                                                                                                     $ (18,392,153)
                                                                                                                    =============


(G) For the purpose of presenting the pro forma consolidated statement of earnings, the statement of operations of Solair for the year ended March 31, 1998 has been used and the following adjustments have been made for the Solair acquisition:


                                                                                                                   Year Ended
                                                                                                               December 31, 1997
                                                                                                               -----------------
Increase (decrease) in income:

Reduction in selling, general & administrative expenses for elimination of Banner management fees             $          540,000
Amortization of goodwill related to Solair acquisition                                                                  (280,302)
Reduction in interest expense due to pay-off of Solair debt                                                            3,726,362
Increase in interest expense from acquisition debt                                                                    (3,988,667)
                                                                                                              ------------------
                                                                                                                          (2,607)
Tax effect of pro forma adjustments and impact of acquisition on the provision for income taxes                        7,294,340
                                                                                                              ------------------
Net adjustment                                                                                                $        7,291,733
                                                                                                              ==================


                           KELLSTROM INDUSTRIES, INC.
                      Pro Forma Consolidated Balance Sheet
                            As of September 30, 1998

                                   (Unaudited)

                                                     ----------------------------------------------------------
                                                           HISTORICAL
                                                     ---------------------          PRO FORMA         PRO FORMA
                                                      KELLSTROM         SOLAIR     ADJUSTMENTS(A)      COMBINED
                                                    ------------       --------    --------------     ---------
              ASSETS

 Current asset:
    Cash and cash equivalents                       $    895,054    $         --              --   $    895,054
    Trade receivables                                 18,227,052       7,290,889              --     25,517,941
    Inventories                                       93,922,554      41,371,604              --    135,294,158
    Prepaid expenses and other current assets          3,973,801         181,317              --      4,155,118
    Deferred tax assets                                2,105,699              --       6,630,011      8,735,710
                                                    ------------    ------------    ------------   ------------

       Total current assets                          119,124,160      48,843,810       6,630,011    174,597,981

 Equipment under operating leases, net               117,762,431              --              --    117,762,431
 Property, plant and equipment, net                   10,792,123       1,413,210                     12,205,333
 Goodwill, net                                        64,584,775              --       9,810,587     74,395,362
 Other assets                                         10,243,551              --                     10,243,551
                                                    ------------    ------------    ------------   ------------
       Total Assets                                 $322,507,040    $ 50,257,020    $ 16,440,598   $389,204,658
                                                    ============    ============    ============   ============


              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Short-term notes payable                        $  2,324,368    $  1,287,872              --      3,612,240
    Accounts payable                                  12,715,564       5,471,384              --     18,186,948
    Accrued expenses                                   9,007,087         885,902         510,000     10,402,989
    Due to Affiliates                                         --         934,746        (934,746)            --
    Due to parent                                             --      68,133,953     (68,133,953)            --
                                                    ------------    ------------    ------------   ------------
       Total current liabilities                      24,047,019      76,713,857     (68,558,699)    32,202,177

 Long-term debt, less current maturities              13,395,920              --      57,390,887     70,786,807

 Convertible subordinated notes                      140,250,000              --             --     140,250,000
 Deferred tax liabilities                              2,962,141              --             --       2,962,141
                                                    ------------    ------------    ------------   ------------

       Total Liabilities                             180,655,080      76,713,857     (11,167,812)   246,201,125

Stockholders' Equity:
    Common stock                                          11,761             800            (800)        11,761
    Additional paid-in capital                       118,852,119      18,111,474     (18,111,474)   120,003,692
                                                                                       1,151,573
    Retained earnings/(Accumulated deficit)           24,381,152     (44,569,111)     44,569,111     24,381,152
    Loans receivable from directors and officers      (1,393,072)             --              --     (1,393,072)
                                                    ------------    ------------    ------------   ------------
       Total Stockholders' Equity                    141,851,960     (26,456,837)     27,608,410    143,003,533
                                                    ------------    ------------    ------------   ------------
       Total Liabilities and Stockholders' Equity   $322,507,040     $50,257,020    $ 16,440,598   $389,204,658
                                                    ============    ============    ============   ============


 Unaudited - See accompanying notes to pro forma consolidated balance sheet

                           KELLSTROM INDUSTRIES, INC.
                 Notes to Pro Forma Consolidated Balance Sheet
                                  (Unaudited)


(A) For the purpose of presenting the pro forma consolidated balance sheet, the balance sheet of Solair as of December 31, 1998 has been used and the following adjustments have been made for the Solair acquisition:



                                                                     September 30, 1998
                                                                     ------------------
Excess purchase price over fair value of net assets acquired            $  9,810,587
Establish deferred tax asset for temporary differences between tax
  and book basis of net assets acquired                                    6,630,011
Acquisition related liabilities incurred                                     510,000
Elimination of Solair due to affiliates                                     (934,746)
Elimination of Solair intercompany debt to Banner                        (68,133,953)
Increase in line of credit                                                57,390,887
Elimination of Solair common stock                                              (800)
Elimination of Solair paid-in capital                                    (18,111,474)
Elimination of Solair accumulated deficit                                 44,569,111
Warrants issued to Solair                                                  1,151,573


                           KELLSTROM INDUSTRIES, INC.
                  Pro Forma Consolidated Statement of Earnings
                      Nine-months Ended September 30, 1998
                                   (Unaudited)

                                                                              HISTORICAL
                                              ------------------------------------------------------------------------
                                                KELLSTROM               ITC               AEROCAR            SOLAIR
                                              -------------       -------------       -------------       -------------
Sales of aircraft and engine parts, net       $  98,263,721       $  18,409,842       $   3,458,512       $  47,700,111
Rental revenues                                  21,696,484           3,281,657           3,454,041                  --
                                              -------------       -------------       -------------       -------------

   Total revenues                               119,960,205          21,691,499           6,912,553          47,700,111

Cost of goods sold                              (65,601,702)        (11,741,726)         (1,724,577)        (34,890,678)
Inventory write-down (see below)                         --                  --                  --          (5,628,643)
Depreciation of equipment under operating
 leases                                         (11,818,038)         (1,892,119)           (757,895)                 --
Selling, general and administrative expenses    (12,837,670)         (1,632,051)         (1,443,646)        (13,029,902)

Depreciation and amortization                    (2,148,240)            (98,558)                 --            (342,738)

                                              -------------       -------------       -------------       -------------

   Total operating expenses                     (92,405,650)        (15,364,454)         (3,926,118)        (53,891,961)

Operating income                                 27,554,555           6,327,045           2,986,435          (6,191,850)

Interest expense, net of interest income         (7,099,434)           (180,407)            (87,257)         (4,093,837)

                                              -------------       -------------       -------------       -------------

Income before income taxes                       20,455,121           6,146,638           2,899,178         (10,285,687)

Income taxes                                     (7,629,130)         (1,391,032)                 --                  --
                                              -------------       -------------       -------------       -------------
Net income                                    $  12,825,991       $   4,755,606       $   2,899,178       $ (10,285,687)
                                              =============       =============       =============       =============

Earnings per common share - basic             $        1.34
                                              =============

Earnings per common share - diluted           $        1.06
                                              =============

Weighted average number of common shares
   outstanding - basic                            9,553,238
                                              =============

Weighted average number of common shares
   outstanding - diluted                         14,131,293
                                              =============

                                                PRO FORMA           PRO FORMA           PRO FORMA           PRO FORMA
                                              ADJUSTMENTS (A)     ADJUSTMENTS (B)     ADJUSTMENTS (C)        COMBINED
                                              -------------       -------------       -------------       -------------
Sales of aircraft and engine parts, net       $ (10,373,266)      $          --                           $ 157,458,920
Rental revenues                                  (2,743,351)                 --                              25,688,831
                                              -------------       -------------       -------------       -------------

   Total revenues                               (13,116,617)                 --                  --         183,147,751

Cost of goods sold                                6,743,984                  --                            (107,214,699)
Inventory write-down (see below)                                                                 --          (5,628,643)
Depreciation of equipment under operating
  leases                                          1,602,802                                                 (12,865,250)
Selling, general and administrative expenses        991,460             132,000             405,000         (27,371,648)
                                                     43,161
Depreciation and amortization                        95,060            (431,194)           (210,227)         (3,278,487)
                                                   (142,590)
                                              -------------       -------------       -------------       -------------

   Total operating expenses                       9,333,877            (299,194)            194,773        (156,358,727)

Operating income                                 (3,782,740)           (299,194)            194,773          26,789,024

Interest expense, net of interest income            180,407             219,633           4,259,695         (12,386,561)
                                                   (532,331)         (2,061,530)         (2,991,500)
                                              -------------       -------------       -------------       -------------

Income before income taxes                       (4,134,664)         (2,141,091)          1,462,968          14,402,463

Income taxes                                        640,628            (282,743)          3,290,602          (5,371,675)
                                              -------------       -------------       -------------       -------------
Net income                                    $  (3,494,036)      $  (2,423,834)      $   4,753,570       $   9,030,788
                                              =============       =============       =============       =============

Earnings per common share - basic                                                                         $        0.78
                                                                                                          -------------

Earnings per common share - diluted                                                                       $        0.56
                                                                                                          -------------

Weighted average number of common shares
   outstanding - basic                                                                                       11,517,668
                                                                                                          =============

Weighted average number of common shares
   outstanding - diluted                                                                                     16,095,723
                                                                                                          =============

Solair's historical results for the nine months ended December 31, 1998 reflect a charge to income of $5.6 million for the write-down of inventory. Since this charge is not expected to recur, if it was excluded from the pro forma statement of income for the nine months ended September 30, 1998 net income would be $12.6 million and earnings per share on a basic and diluted basis would be $1.09 and $0.78, respectively.

Unaudited - See accompanying notes to pro forma consolidated statement of earnings.

                           KELLSTROM INDUSTRIES, INC.
              Notes to Pro Forma Consolidated Statement of Earnings
                                   (Unaudited)

(A) For the purpose of presenting the pro forma consolidated statement of earnings, the following adjustments have been made for the ITC acquisition:


                                                                                                                  Nine-months Ended
                                                                                                                 September 30, 1998
                                                                                                                 ------------------
Increase (decrease) in income:

Reversal of ITC sales of aircraft parts for the period April 1, 1998 to September 30, 1998                         $   (10,373,266)
Reversal of ITC rental revenues for the period April 1, 1998 to September 30, 1998                                      (2,743,351)
Reversal of ITC cost of goods sold for the period April 1, 1998 to September 30, 1998                                    6,743,984
Reversal of ITC depreciation of equipment under operating leases for the period April 1, 1998 to September 30, 1998      1,602,802
Reversal of ITC selling, general and administrative expense for the period April 1, 1998 to September 30, 1998             991,460
Reduction in selling, general and administrative expense due to elimination of pension expense                              43,161
Reversal of ITC depreciation and administrative expense for the period April 1, 1998 to September 30, 1998                  95,060
Amortization of goodwill and non-compete agreement related to ITC acquisition                                             (142,890)
Reduction in interest expense due to pay-off of debt on ITC line of credit                                                 180,407
Interest expense on acquisition debt and debt incurred to repay existing ITC line of credit                               (532,331)
                                                                                                                   ---------------
                                                                                                                        (4,134,964)
Tax effect of pro forma adjustments and impact of acquisition on the provision for income taxes                            640,628
                                                                                                                   ---------------
Net adjustment                                                                                                     $    (3,494,336)
                                                                                                                   ===============

(B) For the purpose of presenting the pro forma consolidated statement of earnings the following adjustments have been made for the Aerocar Aviation and Aerocar Parts acquisitions:


                                                                                                                  Nine-months Ended
                                                                                                                 September 30, 1998
                                                                                                                 ------------------
Increase (decrease) in income:

Elimination of Aerocar Aviation and Aerocar Parts officer's salary and bonus                                       $        132,000
Amortization of goodwill related to Aerocar Aviation and Aerocar Parts acquisitions                                        (431,194)
Reduction in interest expense due to pay-off of debt on Aerocar Aviation and Aerocar Parts line of credit                   219,633
Interest expense on acquisition debt and debt incurred to repay existing Aerocar Aviation and Aerocar Parts
line of credit                                                                                                           (2,061,530)
                                                                                                                    ---------------
                                                                                                                         (2,141,091)

Tax effect of pro forma adjustments and impact of acquisition on the provision for income taxes                            (282,743)
                                                                                                                    ---------------
Net adjustments                                                                                                    $     (2,423,834)
                                                                                                                    ===============



(C) For the purpose of presenting the pro forma consolidated statement of earnings, the statement of operations of Solair for the nine months ended December 31, 1998 has been used and the following adjustments have been made for the Solair acquisition:

                                                                                                                  Nine-months Ended
                                                                                                                 September 30, 1998
                                                                                                                 ------------------

Increase (decrease) in income:

Reduction in selling, general and administrative expenses for elimination of Banner management fees                        405,000
Amortization of goodwill related to Solair acquisition                                                                    (210,227)
Reduction in interest expense due to pay-off of Solair debt                                                              4,259,695
Increase in interest expense from acquisition debt                                                                      (2,991,500)
                                                                                                                    ---------------
                                                                                                                         1,462,968

Tax effect of pro forma adjustments and impact of acquisition on the provision for income taxes                          3,290,602
                                                                                                                    ---------------
Net adjustment                                                                                                      $    4,753,570
                                                                                                                    ===============


                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:    March 12, 1999                  KELLSTROM INDUSTRIES, INC.



                                         By: /s/ Michael W. Wallace
                                             -----------------------------------
                                             Michael W. Wallace
                                             Chief Financial Officer

                                  EXHIBIT INDEX

EXHIBIT NO.:

    2.1 Stock Purchase Agreement dated as of December 5, 1998 among the Registrant, Solair and Banner Aerospace, Inc. (1)

   10.1 Warrant dated December 31, 1998, issued by the Company to Banner Aerospace, Inc. (2)

   99.1      Press Release issued by the Registrant on January 4, 1998 (1)
-------------------------------------------------------------------------------

(1)      Previously filed.
(2)      Filed herewith.